UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Oct. 30, 2013 (Oct. 23, 2013)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 8.01    Other Events

Letter of Intent - University of Connecticut

On October 23, 2013, The Connecticut Water Company, a Connecticut corporation (“CWC”) and wholly-owned subsidiary of Connecticut Water Service, Inc. (the “Company”) entered into a non-binding letter of intent with the University of Connecticut (“UCONN”) to provide a long-term supply of potable water from CWC for UCONN’s Storrs campus facilities (the “Project”).

The UCONN Letter of Intent describes the rights and obligations of the parties related to the Project and also sets forth the principal terms and conditions under which CWC will supply water to UCONN for the Project.

The proposed rights and obligations of the parties, and other terms and conditions described in the Letter of Intent are not intended to be legally binding on either of the parties. The parties have agreed that they will only be bound if and when a definitive water supply and management agreement has been negotiated, approved and executed by the parties.

CWC and UCONN expect to negotiate and execute their definitive agreement for the Project on or before December 31, 2013, unless otherwise extended by mutual agreement of the parties. The definitive agreement will be subject to the requirements of the Project’s environmental impact evaluation (EIE) and record of decision, as approved by the Office of Policy and Management that identified CWC as the preferred option to supply UCONN and the Town of Mansfield, Connecticut with up to 2.2 million gallons of water per day over the next 50 years. CWC is responsible for obtaining any required regulatory permits, licenses and approvals to implement the water supply solution, including but not limited to those from PURA, DEEP and DPH.

Letter of Intent - Town of Mansfield

On October 29, 2013, CWC and the Town of Mansfield, Connecticut entered into a non-binding Letter of Intent for CWC to provide water utility service to the Town. The Mansfield Letter of Intent provides the framework for necessary contractual agreements for CWC to serve the Mansfield community. CWC and the Town are working together towards finalizing a definitive written agreement by December 31, 2013, unless otherwise extended by mutual agreement of the parties.

The parties issued a joint press release on October 29, 2013 announcing the signing of the Mansfield Letter of Intent, a copy of which is attached to this report as Exhibit 99.1 as is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)    Exhibits

99.1	Joint press release announcing the signing of a letter of intent between the Connecticut Water Company and the Town of Mansfield, Connecticut, dated October 29, 2013, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)
Date: October 30, 2013	By: David C. Benoit Name: David C. Benoit Title: Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	Joint press release announcing the signing of a letter of intent between the Connecticut Water Company and the Town of Mansfield, Connecticut, dated October 29, 2013, is filed herewith.